Exhibit (c) (20)

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

December 5, 2012

STRICTLY PRIVATE AND CONFIDENTIAL

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Perspectives on industry trends and Denali valuation observations

Process update and key transaction considerations

Strategic alternatives update

Process timing and next steps

Appendix

1

13

23

28

30

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI 1

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Denali’s stock price remains under pressure

Stock price performance since formation of Special Committee on 8/20/12

$16.00

$14.00

$12.00

$10.00

$8.00

$6.00

8/20/12

9/9/12

9/29/12

10/20/12

11/9/12

11/30/12

8/21/12

Q2 FY13 results:

Revenue:

EPS:

8/20/12

Formation of Special

Committee (“SC”)

9/14/12

Initial SC meeting

9/21/12

Follow up SC meeting with Board

9/23/12

SC meeting with Board to review forecast benchmarking

10/9/12

SC meeting on process and strategic alternatives

10/27/12

SC meeting to review initial indications

10/18/12

Follow up SC meeting on process and strategic alternatives

11/15/12

Q3 FY13 results:

Revenue:

EPS:

Denali

(23%)

CY13E

Since SC formation 1-year 3-year Cash adj. FV/ EBITDA1 P / E

Denali

(23.2%) (39.0%) (30.3%) 3.8x 5.8x

(35.3%) (54.0%) (73.8%) 3.5x 3.8x

8.1% 30.7% 64.0% 6.0x 14.4x

16.0% 59.0% 45.2% 5.9x 10.4x

(2.5%) (25.2%) (66.0%) 7.2x 22.9x

15.4% 54.0% (31.5%) 3.9x 12.2x

2(15.3%) (11.0%) 4.4% 4.2x 7.8x

(8.2%) (16.8%) (13.0%) 5.5x 6.2x

Source: Company press releases, FactSet as of 11/30/12

Note: SC meetings represent meetings where J.P. Morgan was present; Earnings results show performance relative to Street consensus

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; 2 Tech Data not pro-forma for acquisition of select distribution companies from SDG

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 2

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Denali and peers continue to be challenged amid weak industry fundamentals

Key observations

Change in CY12E1 Street estimates - 1 year ago vs. today

Denali’s markets challenged by macro headwinds and weak IT spending outlook

Quarterly execution track record (misses / total)

Company % in Revenue % in EPS Revenue EPS

Denali (10.4%) (15.3%) 3 / 4 3 / 4

Increased pressure from progressively deteriorating PC market environment

(2.8%) (1.0%) 3 / 4 0 / 4 (9.7%) nm 3 / 4 4 / 4

Continued weak operating and financial performance across the PC sector

11.9% 31.3% 0 / 4 0 / 4

5.8% 20.0% 1 / 4 1 / 4

Networking and storage continue to be areas of growth

(1.7%) (1.2%) 1 / 4 1 / 4

Limited visibility and missed Street expectations appear to have led to increased investor focus on near-term execution (8.8%) (22.1%) 1 / 4 0 / 4

(3.7%) (12.0%) 3 / 4 0 / 4

Source: Company filings; ThomsonOne for Street consensus

1 CY12E represents Denali’s FY13E (FYE January), HP’s FY12E (FYE October), Lenovo’s FY13E (FYE March) and NetApp’s FY13E (FYE April)

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 3

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

Industry analyst forecasts on the PC market are progressively deteriorating

Worldwide PC, tablet and smartphone shipments


Win Vista
iPhone intro
Win 7
iPad intro
Win 8, Surface, XPS 10 / Latitude 10
2012-15E CAGR
Smartphones
JPM²: 21.4%
IDC: 17.3%
PCs
Gartner: ~4%-5%¹
IDC: ~4.1%¹
JPM²: (1.0%)³
Barclays: (4.1%)
MS: (4.7%)⁴
Tablets
JPM²: 60.2%³
MS: 38.3%
Barclays: 33.8%
Gartner: 32.3%
IDC⁸: 25.8%
Worldwide shipments (mm)
1,200.0
600.0
500.0
400.0
300.0
200.0
100.0
0.0
Smartphones
PCs
Tablets
'05
'06
'07
'08
'09
'10
'11
'12E
'13E
'14E
'15E
Forecasted PC ASP⁵: $627 $612 $598 $583

Source: Company filings, Wall Street research, IDC, Gartner, Morgan Stanley, J.P. Morgan, Barclays

[1] Represents preliminary estimates for IDC and Gartner as they are currently revising their forecasts and are expected to publish updated reports in mid-Dec 2012; [2] Based on J.P. Morgan research estimates; [3] CAGR shown from 2011-2013E (Latest J.P. Morgan estimates only available for 2011-2013E); [4] CAGR shown from 2011-2013E (Latest Morgan Stanley estimates only available for 2011-2013E); [5] Based on IDC estimates (Sep 2012); [6] Prior Gartner and IDC estimates from Sep 2012; Prior J.P. Morgan estimates from Mar 2012; Prior Barclays estimates from Aug 2012; Prior Morgan Stanley estimates from May 2012; [7] Revised J.P. Morgan and Barclays estimates from Nov 2012; Revised Morgan Stanley estimates from Sep 2012; [8] Revised IDC tablet forecast as of 12/5/12 indicates 2012-2016 expected CAGR of 23.3%

Increasing downward momentum in PC market

- **Rising cannibalization from smartphones and tablets**
- **Further extension of PC refresh cycle**
- **Windows 8 adoption uncertain and unexpected slowdown in enterprise Windows 7 upgrades**
- **PC shipment growth in emerging markets declining faster than expected**
- **HP guidance forecasts 0-1% PC revenue growth for 2012-2015**

Industry and analyst forecasts revised down

		PC shipment growth		
Source	Time period	Prior[6]	Revised[7]	Variance
Gartner[1]	'12-'15E	7.4%	~4%-5%	~(2%)-(3%)
IDC[1]	'12-'15E	7.0%	~4.1%	~(2.9%)
J.P. Morgan[2]	'11-'13E	2.3%	(1.0%)	(3.3%)
Barclays	'12-'15E	(1.0%)	(4.1%)	(3.0%)
Morgan Stanley	'11-'13E	1.1%	(4.7%)	(5.8%)

DENALI

4

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Perspectives on Denali's Q3 performance

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

Non-GAAP financials ($mm, except per share data)

	Q3 FY13 Actual	Q3 FY13 Consensus	Q3 FY13 9/21 Plan	Q3 FY13 July Plan
Revenue	$13,721	$13,895 ↓	$14,100 ↓	$16,050 ↓
Gross profit	3,013	3,096		
% margin	*22.0%*	*22.3%*		
Operating income	886	928		
% margin	*6.5%*	*6.7%*		
Net income	679	696		
% margin	*4.9%*	*5.0%*		
Diluted EPS	$0.39	$0.40 ↓	$0.37 ↑	$0.62 ↓

Business highlights

- **Weak results from Desktop & Mobility (-19% YoY)**
- **ES&S performance remains strong (+3% YoY)**
- **Mix shift to ES&S partially mitigated PC margin pressure**
- **Storage in-line with overall market but below expectations**

Source: Company filings; FactSet for Street consensus; Denali Management for plan

Key Street positives

"Despite the challenges in Denali's PC business, we believe Denali's efforts to migrate up the value stack and shift its earnings stream to more IP-rich solutions will ultimately drive shareholder value."

"Denali's balance sheet remains in good condition, and operating cash flow rebounded nicely in 3Q following two consecutive weak quarters."

Key Street negatives

"Denali still needs PC scale/channels for any enterprise transition to work, and either way seems unable to fill up the enterprise side of its revenue tub as fast as PCs drain out the other."

"The strategy of "staying above the fray" to protect PC margins isn't working; recent results could make mincemeat of its long-term forecasts."

Source: Wall Street research

DENALI
5
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Deteriorating PC fundamentals have resulted in significantly reduced expectations for Denali's FY14E performance since January

Consensus estimates – FY14E revenue ($ in billions)


2/21/12: FQ1'13 guidance in line with historical sequential decline of 4%[1]
5/22/12: FQ2'13 guidance in line with historical sequential increase of 2% to 4%
7/12/12: Board approved management plan
8/21/12: FQ3'13 guidance of 2% to 5% sequential decline
9/21/12: Revised Board reviewed management plan
11/15/12: FQ4'13 guidance of 2% to 5% sequential increase
$64.0
$63.7
$63.5
$63.5
$61.3
$61.1
$60.8
$58.1
$57.7
$57.5
$55.9
% Δ since January: (12.6%)
1/31/12
2/29/12
3/31/12
4/30/12
5/31/12
6/30/12
7/31/12
8/31/12
9/30/12
10/31/12
11/30/12

Consensus estimates – FY14E EPS


2/21/12: FY13E EPS guided to be greater than FY12A EPS of $2.13
5/22/12: Disappointing start to new year but reaffirms FY13E EPS guidance
7/12/12: Board approved management plan
8/21/12: Lowers FY13E EPS guidance to $1.70
9/21/12: Revised Board reviewed management plan
11/15/12: Reaffirms FY13E EPS guidance of at least $1.70
$2.00
$2.18
$2.18
$2.21
$2.03
$2.03
$2.02
$1.81
$1.79
$1.78
$1.67
% Δ since January: (16.5%)
1/31/12
2/29/12
3/31/12
4/30/12
5/31/12
6/30/12
7/31/12
8/31/12
9/30/12
10/31/12
11/30/12

FY14E consensus estimates, as of 11/30/12, are based on 33 research analysts

Source: Company filings, ThomsonOne
[1] Represents a normalized sequential decline of 7% in revenue (in line with historical trends) after accounting for the 14th week included in FQ1'13

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS
DENALI
6
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

9/21 management plan

Revenue ($ in billions) Gross profit ($ in billions)

CAGR:5.0% CAGR:6.3%

$57.5 $59.9 $63.2 $66.6 $12.8 $13.7 $14.6 $15.3

FY13E FY14E FY15E FY16E FY13E FY14E FY15E FY16E

% growth (7.4%) 4.2% 5.5% 5.3% % margin 22.2% 22.8% 23.0% 23.0%

Operating income ($ in billions) EPS

CAGR:9.6% CAGR:11.8%

$4.0 $4.2 $4.9 $5.3 $1.70 $1.81 $2.14 $2.37

FY13E FY14E FY15E FY16E FY13E FY14E FY15E FY16E

% margin 7.0% 7.0% 7.7% 7.9% % growth (20.5%) 6.5% 18.6% 10.6%

Source: Management estimates

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 7

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential
PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

9/21 management plan vs. market-based forecasts

FY14E

Revenue ($bn)


$51.3
$55.9
$58.5
$59.9
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

y/y growth	*(9.1%)*	*(1.4%)*	*2.8%*	*4.2%*

Operating income ($bn)


$3.6
$3.8
$4.1
$4.2
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

Margin	*7.1%*	*6.7%*	*7.0%*	*7.0%*

EPS


$1.62
$1.67
$1.80
$1.81
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

y/y growth	*(4.6%)*	*(2.3%)*	*3.8%*	*6.5%*

FY16E

Revenue ($bn)


$43.7
$55.4
$61.7
$66.6
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

13-16E CAGR	*(8.2%)*	*(0.8%)*	*2.7%*	*5.0%*

Operating income ($bn)


$2.4
$3.7
$4.3
$5.3
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

Margin	*5.5%*	*6.7%*	*7.0%*	*7.9%*

EPS


$1.06
$1.72
$1.97
$2.37
Market-low case[1]
Consensus[2]
Market-high case[3]
Mgmt [4]

13-16E CAGR	*(14.5%)*	*0.3%*	*4.3%*	*11.8%*

Note: Denali is currently covered by 33 research analysts; analysts have updated their forecast models post the Q3 earnings call
[1] Market-low based on Pacific Crest estimates as of 11/15/12, extrapolation to (2.0%) perpetuity growth rate, operating income margins stepped down to historical trough over last 5 years of 5.5%
[2] Consensus based on mean of Street estimates as of 11/30/12; extrapolation to 0.0% perpetuity growth rate, margins held constant as % of revenue
[3] Market-high based on Sterne Agee estimates as of 11/15/12; to 2.0% perpetuity growth rate, margins held constant as % of revenue
[4] Based on Management's revised financial plan as of 9/21/12 stepped down to 2.0% perpetuity growth rate by FY22E. Post formation of the 9/21 management plan, management has reduced FY13E share repurchases from $1,100mm to $700mm. No changes to subsequent periods

DENALI
8
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Denali valuation observations - market-based approach

Implied value per share

$20.00

$18.32

$17.50

$16.00

$15.00

$12.50

$10.00

$8.86

$8.50

$7.50

$5.00

Trading metrics

$13.50

$8.75

Trading multiples

$14.00

$9.00

6.0x

5.5x

3.9x

$15.00

$9.75

3.5x

$15.25

$9.75

$13.00

$6.50

$13.25

$6.75

14.4x

12.2x

6.2x

$14.50

$7.25

3.8x

$14.50

$7.25

DEV

$15.00

$6.50

Premiums

$14.50

$10.25

Silver Lake bid:

$12.70

Price 12/4:

$10.31

Unaffected

price 11/30:

$9.64

52-week

trading

range

Analyst

price

targets

Market-low

case

Consensus

Market-high case

Mgmt

Cash adjusted EV / EBITDA

3.5-5.5x

FY14E

Market-low case

Consensus

Market-high case

Mgmt P / E

Historical LBO

premiums

P / E

4.0-8.0x

FY14E

4.0-8.0x

FY14-15E

Source: Management estimates, Wall Street research, FactSet; market data as of 11/30/12 Note: All values rounded to nearest $0.25, except 52-week trading range and analyst price targets

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI

9

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Denali valuation observations - discounted cash flow approach

Implied value per share

$28.00 $27.50

$26.00

$24.00 $23.75

$22.00 $20.00

$20.00

$18.00 $17.75 $17.50

$16.00

$14.00 $14.25 Silver Lake bid: $12.70

$12.00 $11.50 Price 12/4: $10.31

$10.00

$8.00 $10.00 Unaffected price 11/30: $9.64

Market-low case Consensus Market-high case Mgmt

Source: Management estimates, Wall Street research, FactSet; market data as of 11/30/12

Note: All values rounded to nearest $0.25, except 52-week trading range and analyst price targets

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 10

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Precedent domestic premiums analysis - 2009 to Q3 2012

1-day premium for domestic M&A >$1bn since 2009

(409 transactions)

Silver Lake bid: 32% (EV premium: 46%)

38% 23% 28%10%

Top quart. Median Mean Bottom quart.

1-day premium for domestic LBOs >$1bn since 2009

(34 transactions)

Silver Lake bid: 32% (EV premium: 46%)

36% 28% 23% 7%

Top quart. Median Mean Bottom quart.

1-day premium for domestic M&A >$10bn since 2009

(22 transactions)

Silver Lake bid: 32% (EV premium: 46%)

60% 28% 33% 12%

Top quart. Median Mean Bottom quart.

1-day premium for 5 largest domestic LBOs since 2009

Premiums Mean Median

5 largest LBOs since 2009 35% 36%

50% 43% 36% 31%17%

Silver Lake bid: 32%

(EV premium: 46%)

Target

Date 11/5/09 9/2/10 10/25/10 11/18/10 7/3/11

Size ($bn) $5.8 $4.3 $4.3 $5.7 $6.4

Source: Company filings, FactSet

Note: Premiums based on unaffected share price prior to any transaction rumors; Includes majority stake, domestic, all-cash transactions; Data as of Q3 2012; Silver Lake’s premium based on closing share price of $9.64 on 11/30/12

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 11

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Premia for the five largest domestic LBOs - 2000 to Q3 2012

Premiums

Mean

Median

36% 35% 5 largest LBOs since 2000 27% 24%

Silver Lake bid: 32%

(EV premium: 46%)

24%

23%

18%

Target

Date

Transaction size ($bn)

9/30/06

3/30/07

8/9/07

5/19/07

7/24/06

$21.7

$29.7

$43.5

$28.6

$33.1

Source: Company filings, Factset

Note: Premiums based on unaffected share price prior to any transaction rumors; Silver Lake’s premium based on closing share price of $9.64 on 11/30/12

PERSPECTIVES ON INDUSTRY TRENDS AND DENALI VALUATION OBSERVATIONS

DENALI 12

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Perspectives on industry trends and Denali valuation observations

Process update and key transaction considerations

Strategic alternatives update

Process timing and next steps

Appendix

1

13

23

28

30

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI 13

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Update since our last meeting

J.P. Morgan met with the Special Committee on October 27th to review the initial bids

Since then, Sponsor A, Salamander and their respective legal and tax advisors have met with Denali management to continue to perform business, financial and tax diligence

Sponsor A and Salamander have also separately met with the founding shareholder to assist them in further considering a potential transaction

BCG has been hired to work with the Special Committee, J.P. Morgan and Debevoise to help assess public alternatives for Denali. BCG has since been provided access to the data room and has met with management and other stakeholders to review the business in detail

A revised indication of interest was received from Salamander on December 4th. Sponsor A has decided to drop out of the process

PROCESS UPDATE AND KEY TRANSA CTION CONSIDERATIONS

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Diligence recap since 10/23

	SILVERLAKE	Sponsor A
# of sessions	**10**	**16**
Key senior management	Founding Shareholder *(CEO)* Brian Gladden *(CFO)* Steve Felice *(Chief Commercial Officer)* Jeff Clarke *(President, Global Operations and EUC Solutions)* Larry Tu *(General Counsel)* Tom Sweet *(Corp. Finance and Controller)* Jeff Likosar *(CFO Operations)* Thomas Luttrell *(Treasurer)* Tom Vallone *(Tax)*	
Other advisors	Manny Maceda *(Bain and Company)* E&Y *(Tax advisors)*	
Key topics	**Business** EUC diligence ESG diligence Attach rates and cross-sell Go-to-market and pricing dynamics M&A strategy **Financial** Working capital / cash flow DFS considerations Capitalization Financial modeling / scenario analysis **Tax** Existing tax structure Transaction-related repatriation strategy **Other** Q3 performance and implications of outlook	

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

DENALI

15

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

J.P. Morgan diligence observations

Business

Financial

Tax

Key observations

EUC is a key driver to the ongoing viability of the Services, S&P and DFS businesses

Additional diligence required to fully assess attach rates and impact of PC cycles and revenue mix shifts

Likely significant dis-synergies from separation of the EUC business - yet to be quantified

DFS is integral to the funding / competitiveness of the business

Substantial inefficiencies in sales force / go-to-market approach with proactive efforts underway to improve structure

With recent scale acquisitions key elements of enterprise solution are in place; however, successful integration is critical to effectively transform the business

Significant transformation and momentum shift required to execute on management business plan

Questions surrounding depth in talent below executive level

Limited near-and long-term visibility into the financial and operating performance of EUC, particularly given the ongoing debate between market share growth vs. margin preservation

Lack of clarity regarding specifics of cost savings initiatives and reinvestment opportunities and too early in transition to fully reflect details in financial model

Potential flexibility to meaningfully reduce working capital needs through adjustment of intercompany and vendor payment terms

Substantial degree of confidence in ability to access up-front cash without adverse U.S. tax implications

However, additional diligence required to get comfortable with potential tax leakage from repatriation of future off-shore cash flows

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

DENALI 16

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Revised indication of interest summary

SILVERLAKE

	Current	Prior
Offer price per share	$12.70	$11.22 – $12.16
Denali market price per share	$9.64 (unaffected price as of 11/30)	$9.35[3]
Implied equity premium		
One-day[1]:	32%	20% - 30%
One-month avg.[2]:	35%	15% - 25%
EV premium	46%	30% - 45%
Key Assumptions	Retention of DFS Ability to access up-front cash without adverse U.S. tax implications	Retention of DFS Ability to access up-front cash without adverse U.S. tax implications
Financing	Debt Rollover debt: $4.9 billion New debt: $10.1 billion Total debt: $15.0 billion Equity Rollover equity: $3.5 billion New equity: $4.7 billion[4] Total equity: $8.2 billion	Debt Rollover debt: $6.0 billion New debt: $9.0 billion Total debt: $15.0 billion Equity Rollover equity: $3.1 billion New equity: $3.4 billion Total equity: $6.5 billion
Timing	6 weeks transaction timing	6 - 8 weeks overall transaction timing

[1] 1-day premium based on closing unaffected share price on 11/30/12 of $9.64
[2] 1-month premium based on average closing share price of $9.40 for the 1-month period ending 11/30/12
[3] As of 10/23/12
[4] Includes equity of up to $2 billion from Silver Lake with the remainder coming from some combination of Silver Lake LPs and other co-investors, additional investment by founding shareholder, and potential rollover equity from other public shareholder

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS
DENALI
17
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Remaining diligence items and timing for Silver Lake

Transaction structure:

Finalization of pro forma legal and tax structure

2013 financial plan:

Agree upon 2013 budget during next phase as part of management’s natural financial planning cycle

Customary confirmatory diligence

Secured debt financing commitments to be obtained simultaneously with diligence process

Announce: mid-January

Close: mid-2013

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

DENALI 18

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Perspectives on proposed financing

Pro forma capitalization ($ in billions)

Total new debt raised

Rollover debt

Total debt

$ Amount

$10.1

$4.9

$15.0

xLTM EBITDA

2.0x

1.0x

3.0x

Observations

Total Debt

$10bn of new debt can be

raised for Denali if spread

among various markets

Recent and continued

softness in Denali

performance could impact

capacity and cost

Market volatility has

increased given the pending

fiscal cliff. However, overall

market conditions remain

strong

Term loans will be raised

through combination of

institutional and bank/pro rata

to minimize cost and optimize

flexibility; rest will be raised

in the high yield markets

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

DENALI 19

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Key considerations for additional suitors

Approach others pre-signing

Opportunity to create additional competitive tension

Ability to run an efficient process using

extensive diligence preparation to date

Other financial sponsors exist with potential

ability to act

Risk of leak increases

May result in a longer process

Financial buyers have similar return hurdles that

drive value

Do not approach others pre-signing

Unlikely to see any material difference, given

comparable LP make-up and return hurdles

Minimize risk of leak

Protect management bandwidth

Speed

Pre-signing competition limited to one existing sponsor

Other parties’ willingness to participate in a go-shop

Risk that remaining sponsor could drop out of process

If the Board decides to contact other parties, it is imperative that the founding shareholder remains a neutral party, accessible to all potential buyers

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

DENALI 20

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Perspectives on Sponsor A and Silver Lake’s market share in large LBOs

Sponsor A

PR OCESS UPDAT E AND KEY TRANSACTION CONSIDERAT IONS

Investment in top 5 largest LBOs of all-time

Sponsor A

Company Size ($bn) Date investment

$43.5 8/9/07

$33.1 7/24/06

$29.7 3/30/07

$28.6 5/19/07

$28.5 2/28/89

Source: Company filings, PitchBook

Investment in top 5 largest technology LBOs of all-time

Company Size ($bn) Date SLP investment

$29.7 3/30/07 $16.6 12/1/06 $11.3 8/12/05 $10.2 9/29/06

$8.0 10/26/07

DE N A L I 21

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Other potential financial sponsors to be considered

PROCESS UPDATE AND KEY TRANSACTION CONSIDERATIONS

Selected financial sponsors

Sponsor	Fund size ($bn)	Selected investments: Computer Hardware	Selected investments: Enterprise Software	Selected investments: IT Services	Selected investments: Co-location / Data Center
APOLLO	$14.5	Concurrent Computer*	Hansen Info Tech, Infor Global Sol., Kronos, SSA Global Tech	First Data*, Booz Allen, Expert Global, SRA International*	–
Bain Capital	$10.0	GOME Electrical Appliances Holdings	Applied Systems, MYOB, Siemens Product*	HCA InfoTech, FleetCor Technologies, SunGard, WorldPay	–
The Blackstone Group	$16.2	–	Gemini Voice Solutions*, Retail Pro*, StorageApps*	Aveo*, CMS Info,	–
The Carlyle Group	$13.7	Cirrascale*, Calypso	Blackboard, Broadleaf, DBC, NextRound, Open Solutions, SS&C	ARINC, BDM*, Booz Allen, Open Solutions, Vivid, Syniverse*	Arsys Internet, CoreSite, Equinix*
Sponsor B					

Source: Capital IQ, Preqin, company websites
* Denotes past investment

DENALI

22

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Agenda

Perspectives on industry trends and Denali valuation observations

Process update and key transaction considerations

Strategic alternatives update

Process timing and next steps

Appendix

Page

1

13

23

28

30

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI 23

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Other strategic alternatives to potentially enhance shareholder value

		Benefits	Challenges
Enhanced Capital Distribution	Levered recap	+ Levered share buyback should support current stock price and drive **EPS accretion** (signal undervaluation) + **Ample firepower** at A- rating	- **Limits strategic / financial flexibility** going forward - **Low domestic cash flow** and **limited cash to pay interest**
	Dividend increase	+ Utilize **strong free cash flow** to **increase dividend** + **Dividend payers rewarded** in the market	- **Currently expected to consume ~100% of U.S. cash flow** - Signals **lack of attractive organic investment** opportunities - Payout higher than peers - **Diminishing marginal returns** with yields beyond 3.0-3.5%
Separation of EUC business		+ **Should remove revenue and margin volatility** and **improve financial stability** + Should eliminate long-term **secular pressure** from PC industry + Opportunity to focus investments on **higher growth / margin Enterprise business**	- **Loss of scale and intersegment synergies** - Potential **impact on** remaining segments, including **S&P, Services and DFS** - **Potentially diminished free cash flow and debt capacity** - **Timing, feasibility and complexity in a deteriorating industry environment**
Transformative acquisitions		+ **Grow Enterprise, Software, and Services** businesses in targeted areas + Opportunity to **improve growth and margin profile** + **Synergy potential** allows for incremental value creation	- **Actionability** of targets of scale at reasonable valuations - **Market not ascribing value for $11.5bn spent on acquisitions** since 2009 - Market reaction and **integration risk** - **Interloper risk** for key assets - **Limited currently available U.S. cash**
Sale to strategic		+ Immediate **value creation** + **De-risks standalone** plan	- **Uncertainty in macro environment** - Transaction size likely a deterrent - **Strategic buyer** for the entire business **is unlikely**

STRATEGIC ALTERNATIVES UPDATE
DENALI
24
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

Separation of EUC business - preliminary assessment of potential value creation

Scenario

FY14E EV /

EBITDA

Impact on Denali

Value of EUC

Dis-synergies

PF debt

PF cash

Debt /

FY13E

EBITDA

Pro forma Denali valuation

(FY14E EV / EBITDA)

6.0x

7.0x

1

Spin of

EUC

3.0x

1.8x SpinCo debt / FY13E EBITDA

$2,000mm of cash at SpinCo

SpinCo trades at 3.0x FY14E EV / EBITDA

$7,590

($550)

$4,556

$12,180

2.9x

$12.96

34.4%

Premium to current

$13.93

44.5%

Implied break-even EV / FY14E EBITDA:

2.6x

2

Spin-Merge

of EUC

with

Lenovo1

3.0x

1.8x SpinCo debt / FY13E EBITDA

$550mm of synergies at Lenovo NewCo

PF Lenovo NewCo leverage of 3.0x and $6,642mm dividend to Lenovo shareholders to meet Morris Trust requirements

3.9x PF Lenovo NewCo FY14E EV / EBITDA

$7,590

($550)

$4,556

$14,180

2.9x

$13.56

40.7%

$14.53

50.7%

Implied break-even EV / FY14E EBITDA:

2.0x

Source: Management forecast, Wall Street research, FactSet

Note: Market data as of 11/30/12; Assumes transaction date of 11/30/12, assumes WholeCo current debt of $9,034mm and cash of $14,180mm

1 Lenovo is for illustrative purposes only

STRATEGIC ALTERNATIVES UPDATE

DENALI

25

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Case study - HP’s announced separation of the Personal Systems Group (PSG)1

Overview of separation announcement

Positioned as an opportunity to accelerate HP’s transformation into higher growth / margin categories

Was expected to be completed in 12-18 months

Stock price closed at $23.60 per share, dropping 20% for the day to a six-year low

Isolating impact on stock price is challenging

Negative reception of $11.7bn Autonomy acquisition

Plan to shut down WebOS ($1.2bn Palm acquisition) perceived as a mis-step

3 consecutive quarters of below consensus guidance

Poor articulation of benefits / near-term dis-synergies

HP’s case study is informative but not indicative of investor reaction for a Denali separation of EUC

Street perspectives at announcement

Positives

“Longer term, separating PSG from HP should help accelerate the company’s revenue growth and improve the overall profitability.”

Negatives

“We believe this strategic evaluation has the potential to be extremely disruptive to the normal course of business (negatively impacts commodity procurement, distribution, partnering etc).”

“We believe mgmt will have its hands full in looking for strategic options for PSG (& webOS business), allaying customer support concerns in the event of a spin-off/sale (a process that could take 12-18 months) & integrating its announced acquisition.”

Source: Wall Street research

Stock price performance - Pre announcement of PSG separation and post decision to retain PSG

$40.00

$35.00

$30.00

$25.00

$20.00

$15.00

8/18/11: Announcements:

Lowered revenue / EPS guidance

Planned separation of PSG

Autonomy acquisition

Discontinuation of webOS devices

9/22/11: Meg Whitman replaces Leo Apotheker as President and CEO

10/27/11: Decides to keep PSG

Denali

(8.0%)

PC peers2

(8.8%)

HP

(13.6%)

10/31/11: Phil McKinney, CTO of PSG, retires

08/11/11

08/27/11

09/13/11

09/30/11

10/17/11

11/03/11

Source: Company filings, Wall Street research

1 Personal Systems Group includes desktops, notebooks, workstations and related accessories, software and services; 2 PC peers include Acer, ASUS and Lenovo

STRATEGIC ALTERNATIVES UPDATE

DENALI

26

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Advisors’ work plan for evaluating an EUC separation

Business / Operational

Financial

Timing

Scope of linkages between solutions groups

Determining the lines of any separation

Scale of potential dis-synergies in a separation (including supply chain implications)

Dis-entanglement of existing agreements across current customers and products within enterprise businesses

Sales force / go-to-market effort

Treatment of DFS

Assessment of potential shared services following a separation

Feasibility and timing to effect

Alignment of brand license and other IP

Management

Formation of standalone business / financials models

Direct vs. allocated cost

Determining appropriate capital structure and assigning

corporate liabilities

Basis in the assets under consideration

Typically takes 12 to 18 months to analyze and execute (e.g., HP, Motorola, NCR)

STRATEGIC ALTERNATIVES UPDATE

DENALI 27

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Agenda

Perspectives on industry trends and Denali valuation observations

Process update and key transaction considerations

Strategic alternatives update

Process timing and next steps

Appendix

Page

1

13

23

28

30

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI 28

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential
PROCESS TIMING AND NEXT STEPS

Proposed Denali workflow timeline

October 2012

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

November 2012

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

December 2012

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

January 2013

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Date	Going private alternative	Public alternative
Week of December 3	▪ Submission of revised indication of interest ▪ Special Committee / Board review of revised indication ▪ Review calling additional sponsors / partnering alternatives ▪ Decide if to proceed to Phase 3	▪ Special Committee and Board update on status of public alternatives
Weeks of December 10–31	▪ If applicable, begin confirmatory diligence (enlarge circle of advisors and Denali representatives) ▪ Distribute purchase agreements	▪ Refine work plan and ongoing work on public alternatives towards finalizing recommendations ▪ Finalize recommendations
Week of December 10	▪ Sponsors to engage financing sources	
Week of January 7	▪ Finalize diligence ▪ Finalize mark-up of / negotiate purchase agreements ▪ Finalize financing commitment papers	▪ BCG, J.P. Morgan and Debevoise present final recommendation on feasibility and potential value impact of public alternatives
Week of January 14	▪ Binding offers received ▪ Special Committee meeting to review definitive offers ▪ Full Board meeting to review definitive offers ▪ Finalize negotiations and announce, if applicable	▪ Full Board meeting ▪ Next steps / announce recommended transaction, as applicable

DENALI
29
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Agenda

Perspectives on industry trends and Denali valuation observations

Process update and key transaction considerations

Strategic alternatives update

Process timing and next steps

Appendix

Page

1

13

23

28

30

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

DENALI 30

Preliminary Analysis – For Discussion Purposes Only   *Strictly Private and Confidential*

Denali's operating performance vs. peers

Select operating metrics

Segment	Company	CY11A rev. growth[1]	CY12E rev. growth[1]	CY13E rev. growth[1]	CY13E EBIT mgn.	CY12-14E EPS CAGR
	Denali (Mgmt)[2]	(0.1)%	(9.8)%	1.7%	7.0%	12.5%
	Denali (Street)	(0.1)%	(11.0)%	(4.1)%	6.7%	(0.1)%
	HP	(0.4)%	(6.8)%	(5.7)%	8.2%	(5.6)%
EUC	ASUS	(10.9)%	10.9%	15.5%	5.2%	7.1%
EUC	Lenovo	35.5%	19.6%	13.4%	2.3%	19.1%
EUC	Acer	(24.4)%	(7.1)%	3.0%	1.0%	nm
EUC		Median: (10.9%) Segment: (1.2%)[3] / 53.6%[4]	Median: 10.9% Segment: (13.8%)[3] / 49.8%[4]	Median: 13.4% Segment: 0.9%[3] / 48.2%[4]	Median: 2.3% Segment: 2.8%[5]	Median: 13.1%
S&P	Insight	9.9%	(0.0)%	1.8%	3.1%	5.3%
S&P	Tech Data[6]	8.7%	(5.0)%	0.4%	1.2%	13.7%
S&P	Avnet	9.7%	(6.5)%	(0.7)%	3.1%	5.6%
S&P	Ingram Micro[7]	5.0%	0.2%	(0.7)%	1.4%	16.4%
S&P		Median: 9.2% Segment: 0.4%[3] / 16.5%[4]	Median: (2.2%) Segment: (9.9%)[3] / 16.0%[4]	Median: (0.1%) Segment: 2.0%[3] / 15.7%[4]	Median: 2.3% Segment: 9.0%[5]	Median: 9.7%
Enterprise	EMC[2]	16.0%	8.0%	9.4%	22.1%	22.0%
Enterprise	Microsoft	7.7%	6.1%	8.7%	37.7%	33.1%
Enterprise	NetApp	13.3%	2.5%	6.6%	11.1%	28.7%
Enterprise	Oracle	18.6%	1.3%	4.7%	46.4%	10.3%
Enterprise	Cisco	5.4%	4.3%	4.5%	25.7%	11.4%
Enterprise	IBM	6.8%	(2.4)%	2.2%	22.5%	10.1%
Enterprise		Median: 10.5% Segment: 3.8%[3] / 16.6%[4]	Median: 3.4% Segment: 2.8%[3] / 18.4%[4]	Median: 5.6% Segment: 7.9%[3] / 19.0%[4]	Median: 24.1% Segment: 3.0%[5]	Median: 16.7%
Services	Wipro	18.5%	14.9%	11.0%	17.8%	11.4%
Services	Xerox	(0.6)%	(1.2)%	0.6%	9.1%	6.7%
Services	CSC	(1.0)%	(2.5)%	(0.7)%	6.2%	15.6%
Services		Median: (0.6%) Segment: 8.5%[3] / 13.4%[4]	Median: (1.2%) Segment: 2.3%[3] / 14.8%[4]	Median: 0.6% Segment: 4.1%[3] / 14.8%[4]	Median: 9.1% Segment: 29.8%[5]	Median: 11.4%
Software	BMC Software	5.8%	3.9%	5.0%	28.4%	22.1%
Software	Symantec	5.6%	3.3%	2.8%	21.5%	15.0%
Software	CA	7.0%	(1.0)%	0.4%	32.4%	6.8%
Software		Median: 5.8% Segment: nm[3] / nm[4]	Median: 3.3% Segment: nm[3] / 1.0%[4]	Median: 2.8% Segment: nm[3] / 2.3%[4]	Median: 28.4% Segment: (5.7%)[5]	Median: 15.0%

Source: Company filings, Company plan, Wall Street research, FactSet as of 11/30/12

Note: Companies sorted by CY2012 – 13E organic revenue growth in descending order; Denali January FYE shown as calendar year; medians exclude Denali and HP; EBIT and EPS include stock-based comp expense but exclude non-recurring items; Insight CY11–13 EPS CAGR shown

[1] Represents organic growth

[2] Revised management plan presented to the Board of Directors on September 21, 2012

[3] Represents segment revenue growth; Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan presented to the Board of Directors on September 21, 2012

[4] Represents segment revenue contribution based on revised management plan presented to the Board of Directors on September 21, 2012

[5] Represents segment margin based on revised management plan presented to the Board of Directors on September 21, 2012; D&A allocated based on segment revenue contribution to total revenue

[6] Tech Data CY13E EBIT margin not pro-forma for acquisition of select distribution companies from SDG

[7] Ingram Micro CY13E EBIT margin pro-forma for acquisition of Brightpoint

APPENDIX
DENALI
31
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

Current trading dynamics vs. peers

EUC

S&P

Enterprise

Services

Software

Denali (Street)

CY13E FV/EBITDA

2.7x

3.2x

5.9x

6.0x

7.2x

Median: 6.0x

3.5x

4.2x

6.1x

4.2x

Median: 4.2x

8.3x

5.2x

7.1x

7.5x

5.3x

8.3x

Median: 7.3x

9.9x

5.5x

3.8x

Median: 5.5x

7.4x

5.9x

4.9x

Median: 5.9x

Cash adj. CY13E FV/EBITDA1

3.8x

3.5x

5.9x

6.0x

7.2x

Median: 6.0x

3.7x

4.2x

6.4x

4.2x

Median: 4.2x

8.5x

5.8x

7.8x

8.0x

6.3x

8.5x

Median: 7.9x

9.9x

5.5x

3.9x

Median: 5.5x

7.6x

6.2x

5.1x

Median: 6.2x

CY13E P / E

5.8x

3.8x

10.4x

14.4x

22.9x

Median: 14.4x

7.6x

7.8x

8.4x

6.9x

Median: 7.7x

13.9x

8.6x

17.9x

11.4x

10.0x

11.4x

Median: 11.4x

14.1x

6.2x

12.2x

Median: 12.2x

12.8x

12.7x

9.5x

Median: 12.7x

3-year NTM4 FV/EBITDA

15.0x

12.0x

9.0x

6.0x

3.0x

0.0x

Denali

HP

PC

Enterprise

Average

Current

1-year

2-year

3-year

Denali

2.7x

3.4x

3.6x

3.9x

HP

3.2x

3.9x

4.2x

4.7x

PC Enterprise

6.6x

6.0x

6.3x

6.5x

6.3x

6.7x

7.3x

7.7x

6.6x

6.3x

3.2x

2.7x 11/30/09 07/07/10 02/11/11 09/18/11 04/24/12 11/30/12

3-year NTM4 P/E

Average

Current

1-year

2-year

3-year

Denali

5.8x

6.7x

7.6x

8.6x

HP

3.8x

5.1x

6.0x

7.3x

PC

11.7x

11.5x

11.1x

11.3x

Enterprise

11.3x

11.9x

12.7x

13.3x

S&P500

12.1x

12.3x

12.3x

12.6x

Source: Company filings, FactSet (market data as of 11/30/12)

Note: Denali January FYE shown as calendar year; median excludes Denali and HP; Companies sorted by CY2012-13E organic revenue growth in descending order; EBIT and EPS include stock-based comp expense but exclude non-recurring items

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; 2 Tech Data not pro-forma for acquisition of select distribution companies from SDG; 3 Ingram Micro pro-forma for acquisition of Brightpoint; 4 NTM defined as next twelve months

APPENDIX

DENALI

32

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Illustrative sensitivity to the Management case

FY16E WholeCo Revenue ($ in billions)

$70.0

$66.6

$62.9

$59.9

$57.1

FY13-16E CAGR:

EUC:

WholeCo:

(5.0%)

(2.5%)

0.0%

2.9%

5.5%

(0.2%)

1.4%

3.1%

5.0%

6.8%

FY16E WholeCo EPS

FY13-16E EUC revenue CAGR

Chg in FY16E EUC GM/OM

0%

(2%)

(4%)

$1.72

$1.06

(5.0%)

$2.06

- Consensus

$1.83

- Market-low case

$1.60

(2.5%)

$2.15

$1.91

$1.66

0.0%

$2.25

$1.98

$1.72

2.9%

$2.37 -9/21 mgmt

$2.08

$1.79

5.5%

$2.48

$2.17

$1.85

Present value at 5.8x current FY14E P/E1

Chg in FY16E EUC GM/OM

0%

(2%)

(4%)

$9.00

$7.99

$6.99

$9.40

$8.32

$7.23

$9.82

$8.66

$7.49

$10.35

$9.07

$7.80

$10.84

$9.46

$8.09

Source: Management estimates

Note: Assumes S&P grows proportional to EUC, no impact to $ amount operating expenses, Support & Deployment component of Services attach rate of 9.5% to EUC sales

1 Assumes 15.0% cost of equity

APPENDIX

DENALI 33

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Transaction pricing matrix

$ in millions, except per share data

Price

Offer price premium / (discount) to:

Current unaffected of $9.64

3-month average of $9.79

6-month average of $10.94

Diluted shares outstanding

Equity value

Plus: debt

Less: cash

Enterprise value

Memo: Adj. cash

Absolute premium

Premium to enterprise value

EV/EBITDA

FY14E

FY14E - Cash adjusted1

P/E

FY14E

EBITDA

$4,381

$4,381

EPS

$1.67

Market price

$9.64

0.0%

(1.6%)

(11.9%)

1,784.2

$17,200

$9,034

$14,180

$12,054

$9,777

$0

0.0%

2.8x

3.8x

5.8x

Offer

$12.70

31.7%

29.7%

16.1%

1,787.2

$22,698

$9,034

$14,180

$17,552

$9,777

$5,498

45.6%

4.0x

5.0x

7.6x

Source: Company filings, Wall Street research, FactSet

1 Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

APPENDIX

DENALI 34